UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2017

American Realty Capital New York City REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55393	46-4380248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 4th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Explanatory Note

This Current Report on Form 8-K/A is being filed by American Realty Capital New York City REIT, Inc. (the “Company”) as an amendment (the “Amendment”) to the Current Report on Form 8-K that the Company filed with the Securities and Exchange Commission on September 13, 2017 (the “Original Report”) with respect to the previously adjourned portion of the Company’s 2017 annual meeting of stockholders (the “Annual Meeting”) reconvened on September 7, 2017. The Original Report was filed to announce that the independent inspectors of election for the Annual Meeting at IVS Associates, Inc. (the “Election Inspectors”) had advised the Company that, due to the fact that the vote at the Annual Meeting is contested, preliminary voting results certified by the Election Inspectors were not available. This Amendment is being filed to disclose the preliminary tabulation results received from the Election Inspectors (the “Preliminary Results”) with respect to Proposals 3 through 11 to amend certain provisions of the Company’s charter (the “Charter”) as described in greater detail in the Company’s definitive proxy statement dated April 24, 2017.

Item 5.07 Submission of Matters to a Vote of Security Holders

On September 25, 2017, the Election Inspectors delivered the Preliminary Results set forth below. The Company believes that the Preliminary Results were incorrect in that they failed to give effect to a significant number of votes cast on each of the proposals. Accordingly, the Company has advised the Election Inspectors that the Company is challenging the Preliminary Results.

The Preliminary Results are subject to change, including changes that may result from the Company’s challenge. The Company will file a further amendment to this Current Report on Form 8-K to disclose the final results after receiving the final certified report of the Election Inspectors.

At the Annual Meeting, based on the Preliminary Results set forth below, there were present, in person or by proxy, stockholders holding an aggregate of 18,115,708 shares of the Company’s common stock, out of a total number of 31,095,858 shares of the Company’s common stock issued and outstanding and entitled to vote at the Annual Meeting, representing approximately 58.26% of the shares entitled to be voted.

Proposal 3. Based on the Preliminary Results, the proposal to amend certain provisions of the Charter regarding the Company’s equity stock did not receive the requisite votes for approval, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
11,256,205	5,380,383	1,479,120	*

Proposal 4. Based on the Preliminary Results, the proposal to amend certain provisions of the Charter regarding stockholder voting rights did not receive the requisite votes for approval, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
11,105,343	5,437,800	1,572,565	*

Proposal 5. Based on the Preliminary Results, the proposal to amend certain provisions of the Charter regarding stockholder information rights did not receive the requisite votes for approval, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
11,152,701	5,419,217	1,543,790	*

Proposal 6. Based on the Preliminary Results, the proposal to amend certain provisions of the Charter regarding the composition of the Company’s board of directors did not receive the requisite votes for approval, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
11,200,001	5,416,846	1,498,861	*

Proposal 7. Based on the Preliminary Results, the proposal to amend certain provisions of the Charter regarding the conduct of the Company’s board of directors did not receive the requisite votes for approval, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
11,246,525	5,375,978	1,493,205	*

Proposal 8. Based on the Preliminary Results, the proposal to amend certain provisions of the Charter regarding the conduct of the Company’s business did not receive the requisite votes for approval, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
11,042,459	5,505,633	1,567,616	*

Proposal 9. Based on the Preliminary Results, the proposal to amend certain provisions of the Charter restricting transfer and ownership of sales did not receive the requisite votes for approval, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
11,063,377	5,496,564	1,555,767	*

Proposal 10. Based on the Preliminary Results, the proposal to amend certain provisions of the Charter to remove provisions stating that the NASAA REIT Guidelines control interpretation of the Charter did not receive the requisite votes for approval, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
11,231,261	5,414,607	1,469,840	*

Proposal 11. Based on the Preliminary Results, the proposal to amend certain provisions of the Charter relating to the Company’s advisor and its affiliates did not receive the requisite votes for approval, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
11,168,022	5,409,290	1,538,396	*

*	No broker non-votes were recorded in connection with Proposals No. 3 through 11.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Realty Capital New York City REIT, Inc.

Date: September 29, 2017	By:	/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr.
Chief Executive Officer, President, and Secretary